Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of our report dated March 12, 2015, on our audits of the consolidated financial statements of River Valley Bancorp as of and for the years ended December 31, 2014 and 2013, appearing in this proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the references to our firm under the caption “Experts” in such proxy statement/prospectus.

/s/ BKD, LLP

Indianapolis, Indiana

November 23, 2015